                                                    Registration No. ___-_____

As filed with the Securities and Exchange Commission on December 1, 1999

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                          ST. LAURENT PAPERBOARD INC.
            -----------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


          Canada                                            98-0168682
(Jurisdiction of Incorporation)                         (I.R.S. Employer
                                                        Identification No.)

                      630 Rene-Levesque Boulevard, West
                                  Suite 3000
                           Montreal, Quebec H3B 5C7
                   (Address of Principal Executive Offices)

           St. Laurent Paperboard Inc. Managers' Stock Option Plan
          St. Laurent Paperboard Inc. Managers' Share Purchase Plan
             St. Laurent Paperboard Inc. Long-Term Incentive Plan
 St. Laurent Paperboard Inc. Directors' Stock Option and Share Purchase Plan
                          (Full titles of the Plans)

                            CT Corporation System
                                2 Olive Street
                               Boston, MA 02109
                                (617)-482-4420
          (Name, Address and Telephone Number of Agent for Service)

                       Copies of all communications to:
                            David A. Garbus, Esq.
                             ROBINSON & COLE LLP
                               One Boston Place
                       Boston, Massachusetts 02108-4404
                           Telephone: 617-557-5900

                      CALCULATION OF REGISTRATION FEE

================================================================================================================================

                                                CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                        Maximum            Proposed Maximum        Proposed Maximum           Amount of
   Title of Securities to be           Amount to be         Offering Price            Aggregate           Registration Fee
           Registered                 Registered (1)            Per Share          Offering Price (2)           (3)
================================= ======================= ======================= ====================== =======================
Common Shares                        2,162,717                 $12.125               $26,222,944           $7,290.00

================================= ======================= ======================= ====================== =======================
TOTAL                                2,162,717  shs.           $12.125               $26,222,944           $7,290.00
================================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the last reported sale price of the Company's Common Stock as reported on the New York Stock Exchange on November 29, 1999.

(3) Amount of Registration Fee was calculated assuming, based upon the terms of the plans, that 500,000 shares may be issued upon exercise of the options under the St. Laurent Paperboard Inc. Managers' Stock Option Plan, a total of 300,000 shares may be purchased under the St. Laurent Paperboard Inc. Managers' Share Purchase Plan, 1,031,684 shares may be issued upon the exercise of options and 156,033 shares may be purchased under the St. Laurent Paperboard Inc. Long-Term Incentive Plan, and 175,000 shares may be purchased under the St. Laurent Paperboard Inc. Directors Stock Option and Share Purchase Plan.

                                   PART I.

              INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS



Item 1.  Plan Information.

Omitted in  accordance  with Rule 428 under the  Securities  Act and the Note to
Part I of Form S-8.


Item 2.  Registrant Information and Employee Plan Annual Information.

Omitted in  accordance  with Rule 428 under the  Securities  Act and the Note to
Part I of Form S-8.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

1. The Registration Statement of St. Laurent Paperboard Inc. (the "Company") on Form 40-F filed on June 8, 1998, as amended by amendments filed on July 29, 1998, September 4, 1998, November 6, 1998, June 8, 1999 and June 25, 1999,
pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 001-14834).

2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since June 25, 1999.

3. The description of the Company's Common Shares, as contained in the Registration Statement of the Company on Form 40-F.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item  4.  Description of Securities.

Not applicable.


Item  5.  Interests of Named Experts and Counsel.

Not applicable.


Item 6.  Indemnification of Directors and Officers.

Article V of the Registrant's By-Laws provides that the Registrant shall indemnify its officers and directors against all costs, charges, and expenses, including amounts paid to settle an action or satisfy a judgment reasonably incurred by him or her by reason of being or having been a director or officer, if he or she acted honestly and in good faith with a view to the best interests of the Company, and in the case of a civil or criminal action involving fines, with the reasonable belief that his or her actions were legal. The Company has purchased directors' and officers' liability insurance to provide indemnification for its directors and officers.

Item 7.  Exemption from Registration Claimed.

Not applicable.


Item 8.  Exhibits.

Exhibit No.   Description

3.1           Articles of Organization of the Company, as amended.

3.2           Restated By-Laws of the Company, as amended.

4.1           St. Laurent Paperboard Inc. Managers' Stock Option Plan.

4.2           St. Laurent Paperboard Inc. Managers' Share Purchase Plan.

4.3           St. Laurent Paperboard Inc. Long-Term Incentive Plan.

4.4           St. Laurent Paperboard Inc. Directors' Stock Option and Share
              Purchase Plan.

4.5           Form of Common Shares stock certificate.

4.6 St. Laurent Paperboard Inc. Shareholder Rights Plan Agreement dated as of February 1, 1995 and amended and restated as of May 7, 1998.

5             Opinion of the Company's Counsel regarding legality.

23.1          Consent of PricewaterhouseCoopers LLP.

23.2          Consent of Robinson & Cole LLP (contained in Exhibit 5).

24            Power of Attorney (filed herewith as part of the signature page).


Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)   To include any prospectus required by Section 10(a)(3) of
            the   Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement
                  (or the most recent post-effective
                  amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada, on this 1st day of December, 1999.

                         ST. LAURENT PAPERBOARD, INC.


                          By:  /s/ Marion Allaire
                              Marion Allaire
                              Vice President, Administration and Secretary



                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada, on this 1st day of December, 1999.

  ST. LAURENT PAPERBOARD INC. DIRECTORS STOCK OPTION AND SHARE PURCHASE PLAN
    By: Human Resources, Management Development and Compensation Committee

                    By: /s/ Raymond R. Pinard
                              Raymond R. Pinard, Director


           ST. LAURENT PAPERBOARD INC. MANAGERS' STOCK OPTION PLAN
    By: Human Resources, Management Development and Compensation Committee

                    By: /s/ Raymond R. Pinard
                              Raymond R. Pinard, Director

             ST. LAURENT PAPERBOARD INC. LONG-TERM INCENTIVE PLAN
    By: Human Resources, Management Development and Compensation Committee

                      By: /s/ Raymond R. Pinard
                              Raymond R. Pinard, Director

          ST. LAURENT PAPERBOARD INC. MANAGERS' SHARE PURCHASE PLAN
    By: Human Resources, Management Development and Compensation Committee

                   By: /s/ Raymond R. Pinard
                              Raymond R. Pinard, Director

                               POWER OF ATTORNEY

Each of the  officers  and  directors  of St.  Laurent  Paperboard,  Inc.  whose signature appears below hereby constitutes and appoints Marion Allaire and Joseph J. Gurandiano, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, each with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement (including post-effective amendments), and to perform any acts necessary to be done in order to file such amendment, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 1, 1999.

Signature

/s/ Marion Allaire                        /s/ Brenton S. Halsey
Marion Allaire                            Brenton S. Halsey
Vice President, Administration             Director
 and Secretary

/s/ Joseph J. Gurandiano                  /s/ Robert LaCroix
Joseph J. Gurandiano                      Robert LaCroix
President/Chief Executive Officer/        Director
Director

/s/ Richard Garneau                       /s/ John Leboutillier
Richard Garneau                           John Leboutillier
Senior Vice President/Chief               Director
Financial Officer

/s/ Luc Dufour                            /s/ Josiah O. Low, III
Luc Dufour                                Josiah O. Low, III
Controller                                Director

/s/ Raymond R. Pinard                     /s/ George F. Michaels
Raymond R. Pinard                         George F. Michaels
Director                                  Director

/s/ E.J. Rice
E. J. Rice
Director

                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                EXHIBIT INDEX

                      REGISTRATION STATEMENT ON FORM S-8
                         ST. LAURENT PAPERBOARD, INC.

Exhibit No.      Description                                          Page
                                                                       No.

3.1              Articles of Organization of the Company,              12
                 as amended.

3.2              By-Laws of the Company, as amended.                   27

4.1              St. Laurent Paperboard Inc. Managers'                 53
                 Stock Option Plan.

4.2              St. Laurent Paperboard Inc. Managers'                 58
                 Share Purchase Plan.

4.3              St. Laurent Paperboard Inc. Long-Term                 71
                 Incentive Plan.

4.4              St. Laurent Paperboard Inc. Directors'                84
                 Stock Option and Share Purchase Plan.

4.5              Form of Common Shares stock certificate.              91

4.6              St. Laurent Paperboard Inc. Shareholder               93
                 Rights Plan Agreement  dated as of
                 February 1, 1995 and amended
                 and restated as of May 7, 1998.

5                Opinion of Robinson & Cole LLP regarding             136
                 legality.

23.1             Consent of PricewaterhouseCoopers LLP.               137

23.2             Consent of Robinson & Cole LLP.              contained in
                                                               Exhibit 5

24               Power of Attorney.                         filed herewith as
                                                              part of the
                                                            signature page